Exhibit 10.2

FIRST AMENDMENT
TO
M/I HOMES, INC.
2006 DIRECTOR EQUITY INCENTIVE PLAN

WHEREAS, M/I Homes, Inc. (the “Company”) adopted the M/I Homes, Inc. 2006 Director Equity Incentive Plan (the “Plan”) to provide its non-employee directors with an opportunity to acquire an ownership interest in the Company;

WHEREAS, Section 11.00 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company desires to make certain amendments to the Plan;

NOW, THEREFORE, effective as of the Plan’s Effective Date (as defined in Section 1.02 of the Plan), the Plan is amended as shown below:

1. Section 3.01 is amended to read, in its entirety, as follows:

3.01 Awards to Directors.

[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Directors will be granted Awards and [b] specify the type of Award to be granted to Directors and the terms upon which those Awards will be granted and may be earned.

[2] The Committee may establish different terms and conditions [a] for each type of Award granted to a Director, [b] for each Director receiving the same type of Award and [c] for the same Director for each Award the Director receives, whether or not those Awards are granted at different times.

2. Section 6.01 is amended to read, in its entirety, as follows:

6.01 Grant of Options. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Committee may grant Options to Directors at any time during the term of this Plan.

3. Section 7.00 is amended to read, in its entirety, as follows:

7.00 WHOLE-SHARES

7.01 Grant of Whole-Shares. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Committee may grant Whole-Shares to Directors at any time during the term of this Plan.

7.02 Limits on Awards. Subject to adjustment under Section 5.03, the grant of Whole-Share Awards under this Plan will not exceed five percent (5%) of the number of shares of Stock authorized under Section 5.01.

4. Section 8.01 is amended to read, in its entirety, as follows:

8.01 Grant of Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Committee may grant shares of Restricted Stock to Directors at any time during the term of this Plan.

5. Section 9.01 is amended to read, in its entirety, as follows:

9.01 Granting Stock Units. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Committee may grant Stock Units to Directors at any time during the term of this Plan.

6. Section 11.00 is amended to read, in its entirety, as follows:

11.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that [1] the amendment materially increases the benefits accruing to Participants under the Plan, [2] the amendment materially increases the aggregate number of shares of Stock that may be issued under the Plan (excluding an increase in the number of shares of Stock that may be issued under the Plan as a result of Section 5.03), [3] the amendment materially modifies the requirements as to eligibility for participation in the Plan, or [4] shareholder approval is required to satisfy applicable requirements imposed by [a] Rule 16b-3 under the Act, or any successor rule or regulation, [b] applicable requirements of the Code or [c] any exchange, market or other quotation system on or through which the Company’s securities are then traded. Also, no Plan amendment may [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan and the Committee’s right to amend any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments adversely affect rights granted under the Plan or Award Agreement (or both) before those amendments.